UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2026

TWFG, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42177	99-0603906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	10055 Grogans Mill Road Suite 500 The Woodlands, Texas	77380
	(Address of principal executive offices)	(Zip Code)
(281) 367-3424
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	TWFG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of TWFG, INC. (the “Company”) was held on May 27, 2026. At the Annual Meeting, the total voting power of 352,200,156 shares, consisting of 55,377,745 shares of Class A common stock ($0.01 par value) at one vote per share, 7,277,651 shares of Class B common stock ($0.00001 par value) at one vote per share, and 33,893,810 shares of Class C common stock ($0.00001 par value) at 10 votes per share, representing approximately 85.15% of the 55,377,745 issued and outstanding shares entitled to vote (voting power of 360,422,035), were present in person or by proxy.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 - Election of Directors.

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Richard F. ("Gordy") Bunch III	349,827,885	857,720	1,514,551
Michael Doak	348,197,964	2,487,641	1,514,551
Jonathan Anderson	348,767,265	1,918,340	1,514,551
Michelle Caroline Bunch	346,229,963	4,455,642	1,514,551
Robin A. Ferracone	350,002,933	682,672	1,514,551
Janet S. Wong	350,002,932	682,673	1,514,551

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2026.

FOR	AGAINST	ABSTAIN
352,121,435	28,096	50,625

Item 9.01. Financial Statements and Exhibits.
None.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWFG, INC.

Date: May 28, 2026	By:	/s/ Richard F. Bunch III
	Name:	Richard F. Bunch III
	Title:	Chief Executive Officer